As filed with the Securities and Exchange Commission on May 31, 2000.
                                                           File No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     ______________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                     ______________________________________

                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)

        North Carolina                                 5812                                 56-2169715
(State or other jurisdiction of            (Primary Standard Industrial                  (I.R.S. Employer
incorporation or organization)             Classification Code Number)                  Identification No.)

                                                      Scott A. Livengood
                                                    Chairman of the Board,
                                           President and Chief Executive Officer
       370 Knollwood Street                           370 Knollwood Street
Winston-Salem, North Carolina 27103         Winston-Salem, North Carolina 27103
          (336) 725-2981                               (336) 725-2981
(Address, including zip code, and           (Name, address, including zip code,
telephone number, including area            and telephone number including area
 code, of registrant's principal                 code, of agent for service)
      executive offices)

            KRISPY KREME DOUGHNUT CORPORATION RETIREMENT SAVINGS PLAN
                            (Full Title of the Plan)

                   __________________________________________

                                   Copies to:

                               Frank Murphy, Esq.
                             Kilpatrick Stockton LLP
                             1001 West Fourth Street
                             Winston-Salem, NC 27101
                                 (336) 607-7300
                              (336) 607-7500 (fax)

________________________________________________________________________________

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                                                         Proposed Maximum           Proposed Maximum
    Title of Securities           Amount to be            Offering Price           Aggregate Offering       Amount of Registration
      to be Registered             Registered               Per Share                    Price                        Fee
----------------------------- ---------------------- ------------------------- --------------------------- -------------------------
Common Stock, no
par value per share                 250,000 <F1>           $46.44 <F2>                $11,610,000 <F2>            $3,065.00 <F2>
----------------------------- ---------------------- ------------------------- --------------------------- -------------------------

<F1> Pursuant to Rule 416 under the  Securities Act of 1933,  this  Registration
     Statement also covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

<F2> Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the average of the high and low sales prices of the Registrant's Common Stock, as reported on NASDAQ on May 24, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  Plan Information.*

ITEM 2.  Registration Information and Employee Plan Annual Information.*

____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE
              ---------------------------------------

         The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (1) The Registrant's Registration Statement on Form S-1, filed on December 16, 1999, as amended, SEC File Number 333-92909 (the "S-1"), and

         (2) The description of the Registrant's Common Stock, no par value per share, contained in the section entitled "Description of Securities" of the S-1, including all amendments and reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES
              -------------------------

         Not applicable (the Common Stock is registered under Section 12(b) of the Exchange Act).

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL
              --------------------------------------

         The validity of the shares of Common Stock issuable under the Krispy Kreme Doughnut Corporation Retirement Savings Plan has been passed upon for the Registrant by Frank Murphy, Esq., Kilpatrick Stockton LLP, Counsel to the Registrant. As of May 18, 2000, attorneys at Kilpatrick Stockton LLP participating in this matter on behalf of Kilpatrick Stockton LLP owned 1,650 shares of the common stock of the Company.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's bylaws provide for indemnification of directors to the fullest extent permitted by North Carolina law. The articles of incorporation, to the extent permitted by North Carolina law, eliminate or limit the personal liability of directors to Krispy Kreme and its shareholders for monetary damages for breach of the duty of care. Such indemnification may be available for liabilities arising in connection with this offering. To the extent that limitation of liability or indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling Krispy Kreme under the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable. The Registrant's bylaws also allow it to indemnify its officers, employees, agents, and other persons to the fullest extent permitted by North Carolina law. The Registrant's bylaws obligate it, under certain circumstances, to advance expenses to its directors, officers, employees, and agents in defending an action, suit, or proceeding for which indemnification may be sought. The Registrant can also indemnify someone serving at its request as a director, officer, trustee, partner, employee, or agent of one of its subsidiaries or of any other organization against these liabilities.

         The Registrant's bylaws also provide that it has the power to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees, or agents against any liability asserted against that person or incurred by that person in these capacities, whether or not it would have the power to indemnify that person against these liabilities under North Carolina law. The Registrant maintains insurance on behalf of all of its directors and executive officers.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED
              -----------------------------------

         Not applicable.

ITEM 8.       EXHIBITS
              --------

EXHIBIT NO.      DESCRIPTION
-----------      -----------

4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Form S-1).

4.2              Bylaws (incorporated herein by reference to Exhibit 3.2 to Form
                 S-1).

4.3 Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 to Form S-1).

4.4 Rights Agreement between the Company and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated herein by reference to Exhibit 4.2 to Form S-1).

5                Opinion and consent of Kilpatrick Stockton LLP.

10.1             Krispy Kreme Doughnut Corporation Retirement Savings Plan.

23.1             Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Kilpatrick Stockton LLP (included in Exhibit 5 hereto).

24               Powers of Attorney.

ITEM 9.       UNDERTAKINGS
              ------------

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Krispy Kreme Doughnuts, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, North Carolina, on May 22, 2000.

                          KRISPY KREME DOUGHNUTS, INC.


                          By:  /s/SCOTT A. LIVENGOOD
                              --------------------------------------------------
                              Scott A. Livengood, Chairman of the Board of
                              Directors, President, and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 22, 2000, by the following persons in the capacities indicated.


SIGNATURE                            POSITION
---------                            --------


/s/SCOTT A. LIVENGOOD                Chairman of the Board of Directors, President and Chief
---------------------------          Executive Officer (Principal Executive Officer)
Scott A. Livengood


/s/JOHN N. MCALEER                   Chairman of the Board of Directors and
---------------------------          Executive Vice President, Concept Development
John N. McAleer


/s/J. PAUL BREITBACH                 Executive Vice President, Finance, Administration
---------------------------          and Support Operations (Principal Financial and
J. Paul Breitbach                    Accounting Officer)


/s/FRANK E. GUTHRIE                  Director
---------------------------
Frank E. Guthrie


/s/WILLIAM T. LYNCH                  Director
---------------------------
William T. Lynch


/s/JOSEPH A. MCALEER, JR.            Director
---------------------------
Joseph A. McAleer, Jr.

/s/ROBERT L. MCCOY                   Director
---------------------------
Robert L. McCoy


/s/ROBERT J. SIMMONS                 Director
---------------------------
Robert J. Simmons


/s/STEVEN D. SMITH                   Director
---------------------------
Steven D. Smith


/s/ROBERT L. STRICKLAND              Director
---------------------------
Robert L. Strickland

                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
-----------      -----------

4.1 Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Form S-1).

4.2              Bylaws (incorporated herein by reference to Exhibit 3.2 to Form
                 S-1).

4.3 Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 to Form S-1).

4.4 Rights Agreement between the Company and Branch Banking and Trust Company, as Rights Agent, dated as of January 18, 2000 (incorporated herein by reference to Exhibit 4.2 to Form S-1).

5                Opinion and consent of Kilpatrick Stockton LLP.

10.1             Krispy Kreme Doughnut Corporation Retirement Savings Plan.

23.1             Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Kilpatrick Stockton LLP (included in Exhibit 5 hereto).

24               Powers of Attorney.